UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2016

NUCOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4119	13-1860817

(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 366-7000

N/A

(Former Name or Former Address, if Changed Since Last Report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)       On November 30, 2016, the Board of Directors of Nucor Corporation (the “Corporation”) elected Patrick J. Dempsey to the Corporation’s Board of Directors, effective December 1, 2016, with a term expiring at the Corporation’s 2017 annual meeting of stockholders. Mr. Dempsey is the President and Chief Executive Officer of Barnes Group Inc. Concurrent with his election as a director, Mr. Dempsey was appointed to the Audit Committee, the Compensation and Executive Development Committee and the Governance and Nominating Committee of the Board of Directors. There are no arrangements or understandings between Mr. Dempsey and any other persons pursuant to which he was selected as a director. There are no transactions involving the Corporation and Mr. Dempsey that the Corporation would be required to report pursuant to Item 404(a) of Regulation S-K. Mr. Dempsey has never served as one of the Corporation’s officers or employees.

Mr. Dempsey will receive compensation in accordance with the Corporation’s standard compensation arrangements for non-employee directors, which are described under the caption “Director Compensation” in the Corporation’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 17, 2016, as adjusted by the Board of Directors from time to time.

A copy of the news release announcing Mr. Dempsey’s election is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	News Release of Nucor Corporation issued December 1, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

Date: December 1, 2016	By:	/s/ James D. Frias
James D. Frias Chief Financial Officer, Treasurer and Executive Vice President

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News Release of Nucor Corporation, issued December 1, 2016